EXHIBIT 10.15


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


         This Settlement Agreement and Mutual Release ("Agreement") is effective April 6, 1998 and as executed on the date appearing below opposite relevant signatures by and among Robert Brzustewicz, Sr. ("Brzustewicz") and Anicom, Inc., a Delaware corporation ("Anicom").
         WHEREAS, Brzustewicz and Anicom entered into an employment agreement as of March 12, 1996, wherein Brzustewicz was to be employed by Anicom through March 12, 2001 ("Brzustewicz Employment Agreement"), and
         WHEREAS, the parties mutually wish to accelerate the expiration of the Brzustewicz Employment Agreement and to settle and compromise all matters with respect to the Brzustewicz Employment Agreement.
         THEREFORE, in consideration of the above, the parties hereto agree as follows:
1. The foregoing recitals are incorporated by reference herein and made a part hereof as though fully set forth.
2. Terms not defined herein shall have the meaning given them in the Brzustewicz Employment Agreement.
3. In consideration of the releases contained herein, Anicom shall pay to Brzustewicz Six Hundred Thousand Dollars ($600,000) ("Settlement Proceeds"); provided however, that Anicom's obligation to pay the Settlement Proceeds shall only arise and shall be expressly conditioned upon Brzustewicz having not elected to revoke this Agreement prior to the expiration of the "Revocation Period" as described in Paragraph 14. Within twenty four (24) hours after the expiration of the Revocation Period, Anicom shall wire transfer the Settlement Proceeds less income, FICA and Medicare taxes appropriately withheld in







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         connection with such  disbursement  (the "Net Settlement  Proceeds") to the Lipson, Neilson, Jacobs & Cole, P.C. Client Trust Account (the "Transferee Account"). The wire transfer information is as follows:

                Bank:             Huntington Banks of Michigan (Troy, Michigan)
                Routing Code:     # 072410343
                Account No.       # 4250 011 4430

         Upon receipt of the Net Settlement Proceeds, Brzustewicz or his legal counsel shall provide written confirmation to Anicom of receipt of the Net Settlement Proceeds. Anicom shall promptly furnish Brzustewicz or his legal counsel with a schedule identifying the taxes withheld in connection with the wire transfer of the Net Settlement Proceeds. In the event any taxes, interest and/or penalties are assessed against Anicom or Brzustewicz as a result of this Agreement or with respect to payments made pursuant hereto which involve taxes which are customarily the responsibility of an employee, Brzustewicz agrees to indemnify Anicom for said taxes, interest and/or penalties and to be responsible for any taxes, interest and/or penalties assessed against him. Anicom shall be responsible for payment of any FICA, FUTA or Medicare employment taxes associated with payments made pursuant hereto which are customarily the responsibility of an employer.
         In the event that Anicom shall fail to timely wire transfer the Net Settlement Proceeds to the Transferee Account, then in such event, Anicom shall be in default hereunder and interest shall commence to accrue (as of the expiration of the Revocation Period) on the Settlement Proceeds at the rate of Eighteen Percent (18%) per annum, compounded monthly, or at the maximum legal rate of interest allowed by law if lesser in amount.

         Upon default by Anicom hereunder, Brzustewicz shall furnish Anicom with notice of such default in the manner and to the person as set forth in paragraph 20 (the "Notice of Default"). If Anicom shall not cure such default hereunder by payment to Brzustewicz of the Settlement Proceeds (and accrued interest thereon) within thirty (30) days of the date upon which Brzustewicz furnished Anicom the Notice of Default, then the restrictive covenants set forth in Section 6 of the Brzustewicz Employment Agreement shall terminate and no longer be of any legal or equitable force or effect. The termination of such restrictive covenants shall not constitute the sole, absolute or exclusive right or remedy of Brzustewicz at law or in equity and it is expressly acknowledged that Brzustewicz shall be entitled to exercise all other rights or remedies at law or in equity to receive the Settlement Proceeds and such additional payments or benefits provided to him under this Agreement.

4. Effective upon the Effective Date, the options granted by Anicom to Brzustewicz to purchase up to 300,000 (originally 150,000) shares of the common stock of Anicom for the aggregate option price of $1,856,250 (on a per-share bases, for an option price of $6.1875 per share) pursuant to a March 12, 1996 Nonqualified Stock Option Agreement shall be fully vested and exercisable as to any or all of the entire 300,000 shares granted therein, notwithstanding the expiration of the Brzustewicz Employment Agreement. The expiration of the Brzustewicz's employment by Anicom will not impact Brzustewicz's ability to exercise any option to purchase shares granted by the March 12, 1996 Nonqualified Stock Option Agreement. Brzustewicz, his heirs, beneficiaries, and/or his assigns, may exercise such options through March 12, 2006. Other than the clarification







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




         set forth in this section, all other terms of the aforementioned March 12, 1996 Nonqualified Stock Option Agreement shall remain in effect.

                                    (a)     Effective  upon the Effective  Date,
                                            Brzustewicz shall be fully vested in
                                            all account balances  established or
                                            maintained   with   respect  to  any
                                            Anicom  Qualified Plan (as such term
                                            is  defined in such  Section  5.3 of
                                            the      Brzustewicz      Employment
                                            Agreement).  It is acknowledged that
                                            the  aggregate  account  balance  of
                                            Brzustewicz's  in  the  Anicom  401K
                                            Plan     currently      approximates
                                            $47,000.00. This Agreement serves as
                                            an    acknowledgment    that:    (i)
                                            Brzustewicz  is fully vested in such
                                            Qualified Account Plan Balance; (ii)
                                            that Anicom will,  within sixty (60)
                                            days  of  the   expiration   of  the
                                            Revocation      Period,      provide
                                            Brzustewicz   with   the   customary
                                            distribution   package  provided  to
                                            Qualified  Plan   participants  upon
                                            occurrence  of a "break in  service"
                                            (the  "Distribution  Package");  and
                                            (iii)  that  Anicom  will  fully and
                                            completely  implement  the elections
                                            and    directions    furnished    by
                                            Brzustewicz  to Anicom in connection
                                            with   the    submission    of   the
                                            Distribution  Package by Brzustewicz
                                            to Anicom on or before September 15,
                                            1998 or within  thirty  (30) days of
                                            the submission of the




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




                                            Distribution Package by Brzustewicz,
                                            whichever shall later occur.

5. In further consideration of the agreements set forth herein, Anicom agrees to (i) continue to provide Brzustewicz with health insurance equivalent to that provided to Brzustewicz prior to the expiration of the Brzustewicz Employment Agreement, at no cost to Brzustewicz, until March 1, 2001, and (ii) after March 1, 2001, to provide applicable COBRA benefits thereafter through the applicable COBRA coverage period.

6. Effective upon the Effective Date, Anicom hereby releases and discharges Brzustewicz from any and all liability and obligation related to the Brzustewicz Employment Agreement, other than any liability or obligation arising from the restrictive covenants set forth in Sections 6 and 7 of the Brzustewicz Employment Agreement together with such remedies for breach of such restrictive covenants as set forth in Section 10 of the Brzustewicz Employment Agreement. The language of such restrictive covenants and remedies for breach thereof as set forth in the Brzustewicz Employment Agreement is as follows:

                  6.       Restrictive Covenants

                           6.1 Employee's Acknowledgment. Employee agrees and acknowledges that in order to assure Anicom that Anicom will retain its value as a going concern, it is necessary that Employee undertake not to utilize his special knowledge of the Business and his relationships with customers and suppliers to compete with Anicom. Employee further acknowledges that:

                                    (a)     Anicom is currently engaged  in  the
         Business;

                                    (b)     Employee has occupied a  position of


         trust and confidence with Northern prior to the date of this Agreement and will acquire an intimate knowledge of proprietary and confidential information concerning Anicom and the Business as a




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




         Senior Executive Vice President of Anicom in Troy, Michigan after the date of this Agreement;

                                    (c) the agreements  and covenants  contained
         in this Section 6 are essential to protect Anicom and the goodwill of the Business;

                                    (d) Anicom would be  irreparably  damaged if
         Employee were to provide services to any person or entity or otherwise act in violation of the provisions of this Agreement;

                                    (e)   the   scope   and   duration   of  the
         Restrictive Covenants are reasonably designed to protect a protectable interest of Anicom and are not excessive in light of the circumstances; and

                                    (f)   Employee    acknowledges    that   the
         Restrictive Covenants are being entered into as a condition to, and in connection with, a sale of substantially all of the assets of Northern to a wholly-owned subsidiary of Anicom.

                           6.2 Non-Compete. The "Restricted Period" for purposes of this Agreement shall be the period of time commencing on the date hereof and ending on the second anniversary of the effective date of the termination of Employee's employment by either Anicom or Employee, for any reason, provided that Anicom may not terminate Employee's employment hereunder during the Initial Employment Period without "Cause" (as defined in Section 8(d)). Employee hereby agrees that at all times during the Restricted Period, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere within thirty (30) miles of any office of Anicom or Purchaser existing as of the earlier of the date of determination and the effective date of the termination of Employee's employment
         (collectively, the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Employee from (i) engaging in a business in which the sale of wire and cable is ancillary to the conduct of the business and such business does not compete with Anicom, or (ii) investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and his "associates" (as such term is defined in Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof, collectively, do not own more than an aggregate of two percent of the stock of such corporation.



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




                           6.3 Non-Solicitation. Without limiting the generality of the provisions of Section 6.2 above, Employee hereby agrees that, during the Restricted Period, Employee will not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity solicit business from, or otherwise seek to alter or influence Anicom's relationship with, (a) any Person who is or was a customer of Anicom during the Restricted Period, or from any successor in interest to any such Person, for the purpose of marketing, selling or providing any such Person any services or products offered by or available from Anicom, or encouraging any such Person to terminate or otherwise alter his, her or its relationship with Anicom, or (b) any Person who is or was a "Prospective Customer" of Anicom, for the purpose of marketing, selling or providing any such Person any services offered by or available from Anicom or encouraging any such Person to terminate or otherwise alter his, her or its relationship with Anicom. For purposes of this Agreement, "Prospective Customer" shall mean any Person who either Northern or Anicom has contacted (orally or in writing), during the one year period prior to the earlier of (i) the date of determination or (ii) the effective date of the termination of Employee's employment with Anicom, with the goal of such Person becoming a customer of Northern or Anicom.

                           6.4 Interference with Employee Relationships. During the Restricted Period, Employee shall not, directly or indirectly, as employee, agent consultant stockholder, director, co-partner or in any other individual or representative capacity, other than as expressly authorized by Anicom to act on behalf of Anicom, employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by Anicom during the Restricted Period, or otherwise seek to influence or alter any such Person's relationship with Anicom.

                           6.5 Interference with Supplier Relationships. During the Restricted Period, Employee shall not, directly or indirectly, as employee, agent consultant stockholder, director, co-partner or in any other individual or representative capacity, other than as expressly authorized by Anicom to act on behalf of Anicom, seek to influence or alter Anicom's relationship with (a) any Person who is or was a supplier or vendor of Anicom during the Restricted Period, or any successor in interest to any such Person, or (b) any Person who is or was a "Prospective Supplier" of Anicom. For purposes of this Agreement, "Prospective Supplier" shall mean any Person who Northern or Anicom has contacted (orally or in writing) during the one year period prior to the earlier of (i) the date of determination or (ii) the effective date of the termination of Employee's employment with Anicom, with the goal of such Person becoming a supplier or vendor of Northern or Anicom.

                           6.6 Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 6 shall nevertheless stand, and the Restricted Period shall be deemed to be the longest period permissible by law under





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




         the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period and/or the Territory to a permissible duration or size.

                  7. Confidential Information. During the term of this Agreement and thereafter, Employee shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of Anicom, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information, except to the extent reasonable necessary to carry out Employee's duties and responsibilities to Anicom. As used in this Section 7, "Confidential Information" shall mean any information relating to the Business or affairs of Anicom, including but not limited to information relating to financial statements, business plans, forecasts, purchasing plans, customer identities, potential customers, employees, suppliers, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by Anicom in connection with the conduct of the Business, provided, however, that Confidential Information shall not -include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Employee. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to Anicom.

                  10. Employee acknowledges and agrees that the covenants set forth in Section 6 and 7 of this Agreement (collectively, the
         "Restrictive Covenants") are reasonable and necessary for the protection of Anicom's business interests, that irreparable injury will result to Anicom if Employee breaches any of the terms of the Restrictive Covenants, and that in the event of Employee's actual or threatened breach of any such Restrictive Covenants, Anicom will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, Anicom shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting Anicom from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

         Brzustewicz hereby reaffirms the above covenants and provisions appearing in the Brzustewicz Employment Agreement. It is agreed that the restrictive covenant set forth in Section 6 of the Brzustewicz Employment Agreement duplicated above terminates March 12, 2003 and will not extend beyond March 12, 2003.







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




7. Brzustewicz acknowledges and understands that the payments and commitments provided for him under this Agreement are in consideration of Brzustewicz waiving and otherwise releasing Anicom and its past and present parent and subsidiary companies, affiliates, owners, directors, officers, agents, employees, successors, heirs and assigns (the "Anicom Group"), from certain claims, demands, rights, liabilities, and causes of action. Accordingly, by the execution of this Agreement, and in return for the consideration given to Brzustewicz as detailed in paragraphs 3, 4 and 5 of this Agreement, Brzustewicz does hereby release, waive, forever discharge and covenants not to sue or to file administrative charges against the Anicom Group with respect to any and all claims, demands, rights, liabilities, and causes of action of any kind or nature arising out of or in connection with Brzustewicz's employment relationship with Anicom or his separation from employment with Anicom, and any and all other claims, known and unknown, which Brzustewicz has or may have against Anicom, other than the "Surviving Claims" as defined in Section 8. In conjunction with the foregoing, Brzustewicz agrees to sign the attached Release of Claims, which is incorporated herein by this reference.

8. It is acknowledged and agreed that the terms and provisions of paragraph 7 which provide for a general release by Brzustewicz of the Anicom Group shall not apply to one or more of the following claims (collectively the "Surviving Claims"):

                                             (i)         The    obligations   of
                                                         Anicom  to  Brzustewicz
                                                         as   set    forth    in
                                                         Agreement           and
                                                         specifically paragraphs
                                                         3,  4  and  5  of  this
                                                         Agreement;







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




                                             (ii)        The    obligation    to
                                                         indemnify   Brzustewicz
                                                         with   respect  to  any
                                                         liability or obligation
                                                         which is covered by any
                                                         insurance        policy
                                                         obtained  by  Anicom in
                                                         which   Anicom   and/or
                                                         Brzustewicz are or were
                                                         insured    or   covered
                                                         parties,  including but
                                                         not      limited     to
                                                         directors'and officers'
                                                         liability insurance;

                                             (iii)       Any     liability    or
                                                         obligation of Anicom to
                                                         Brzustewicz  under that
                                                         certain Indemnification
                                                         Agreement  dated  March
                                                         12,    1996     between
                                                         Brzustewicz  and Anicom
                                                         or  otherwise  pursuant
                                                         to  Article  XII of the
                                                         Restated Certificate of
                                                         Incorporation        of
                                                         Anicom,    Inc.    with
                                                         respect              to
                                                         Brzustewicz's   service
                                                         as   a   director    or
                                                         officer of Anicom; or

                                             (iv)        Any  and  all   claims,
                                                         demands,        rights,
                                                         liabilities, and causes
                                                         of  action  of any kind
                                                         or  nature   whatsoever
                                                         which  arise or  accrue
                                                         with  respect to events
                                                         occurring subsequent to
                                                         the  execution  date of
                                                         this Agreement.

                                    (a)     It is also  agreed  that the neither
                                            the execution of this  Agreement nor
                                            the  Release  of  Claims   described
                                            herein shall







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




                                            affect, modify,  enlarge,  diminish,
                                            impact,  amend,  terminate,  create,
                                            revoke or otherwise change or alter
                                             the following:

                                             (i)         The    obligation    of
                                                         Anicom to make the last
                                                         $1,133,768  payment  to
                                                         Northern  Wire & Cable,
                                                         Inc.   (now   known  as
                                                         Northern    Liquidation
                                                         Company)  on March  12,
                                                         1999,  pursuant  to the
                                                         March     12,      1996
                                                         NonNegotiable      Note
                                                         executed  by  Anicom as
                                                         maker  originally given
                                                         to   Northern   Wire  &
                                                         Cable,  Inc.;  or

                                             (ii)        Any  right,  privilege,
                                                         immunity    or    power
                                                         inherent to,  attendant
                                                         with    or    otherwise
                                                         associated   with   the
                                                         capital stock in Anicom
                                                         (or  any  successor  in
                                                         interest   of   Anicom)
                                                         which   is   owned   by
                                                         Brzustewicz, his heirs,
                                                         personal
                                                         representatives,
                                                         transferees, successors
                                                         or assigns,  regardless
                                                         of whether such capital
                                                         stock  is now  owned or
                                                         hereafter acquired.


9. As part of this Agreement, Brzustewicz also agrees (a) to waive reinstatement and not to seek future employment in any position with Anicom, or any of its parents,





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




         subsidiaries or affiliates, and (b) to refrain from making any unfavorable comments, in writing or verbally, about Anicom, its staff or its policies or procedures.
10. This Agreement does not constitute an admission by Anicom of a violation of any contract, law, order, regulation, enactment or public policy, and Anicom specifically denies any such violation or wrongdoing. This Agreement, its execution, and implementation shall not in any respect be construed, and shall not be admissible in any proceeding, as evidence of (1) an admission of an unlawful employment practice under any federal, state or local statute, regulation, order, or public policy, or (2) an admission by Anicom of a violation of the common law or public policy of the State of Michigan or that of any other State, relating to the discharge of employees or the termination of the employment relationship between employer and employee, or (3) any tort or breach of contract by Anicom; provided however, that none of the foregoing restrictions shall prohibit Brzustewicz from introducing this Agreement into evidence in connection with a legal proceeding enforcing the terms of this Agreement or seeking damages resulting from a breach thereof by Anicom.
11. The parties agree to return any property in their possession which belongs to the other party on or before the expiration of the Revocation Period.
12. The parties agree that any press release or internal communication to be issued relating to the expiration of the Brzustewicz Employment Agreement shall state that Brzustewicz's motivation in leaving the employment of Anicom was his desire to pursue charitable activity and business pursuits unrelated to the business activity of Anicom and that Anicom was willing to honor Brzustewicz's desires. Anicom, for itself and on behalf






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




         of its parents, subsidiaries, affiliates, owners, directors, officers, agents, employees, successors, heirs and assigns agrees to refrain from making any unfavorable comments, in writing or verbally, about Brzustewicz.
13. Notwithstanding Brzustewicz' s entitlement to election to Anicom's Board of Directors pursuant to Section 3 of the Brzustewicz Employment Agreement (or any other agreement related to the March 12, 1996 Asset Purchase Agreement between Anicom and Northern Wire & Cable, Inc., inter alia), it is agreed that upon payment of the Settlement Proceeds, Brzustewicz will execute and deliver to Anicom the corporate resolution in the form delivered concurrently herewith which nominates Alan B. Anixter to be a Director of Anicom in the place of Brzustewicz. Brzustewicz further relinquishes any right or entitlement to be nominated or elected to Anicom's Board of Directors in the future.
14. Brzustewicz, Anicom and their respective legal counsel expressly recognize that this Agreement shall be revocable for the seven (7) calendar day period following execution of this Agreement by Brzustewicz. Accordingly, this Agreement shall not become effective or enforceable until 5:00 p.m. EDT of the eighth day immediately following the date of this Agreement (the "Effective Date"). The period of time between the execution of this Agreement and the Effective Date shall constitute the "Revocation Period". Brzustewicz, Anicom and their respective legal counsel further expressly recognize that upon expiration of the Revocation Period, this Agreement will become irrevocable. In any action to enforce this Agreement, the terms of the Agreement shall be binding, and the reneging party expressly and irrevocably waives any right to contest or







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




         collaterally attack its terms on any basis, including  but not  limited
         to ignorance or mistake.   This acknowledgment is not a mere recital by
          the parties.

15. In compliance with The Older Workers Benefit Protection Act (P.L. 101-433), Anicom and Brzustewicz do hereby acknowledge as follows:

                                    (a)         Brzustewicz acknowledges that he
                                                fully      understands      this
                                                Agreement:
                                    (b)         Brzustewicz   acknowledges  that
                                                this  Agreement  and his release
                                                and    waiver   of   claims   as
                                                expressly  provided  under  this
                                                Agreement   and   the   attached
                                                Release  of Claims  specifically
                                                applies  to any rights or claims
                                                he may have  against  Anicom  or
                                                any party released  herein under
                                                the Federal  Age  Discrimination
                                                in  Employment  Act of 1967,  as
                                                amended;
                                    (c)         This  Agreement does not purport
                                                to waive  rights or claims  that
                                                may  arise  from  acts or events
                                                occurring  after  the date  that
                                                this  Agreement  is  executed by
                                                the parties;
                                    (d)         Brzustewicz   acknowledges  that
                                                the  consideration  provided for
                                                in   this   Agreement   and  the
                                                provisions of this  paragraph is
                                                in  addition  to any  amounts to
                                                which he is already entitled;


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




                                    (e)         Brzustewicz further acknowledges
                                                that he has been  advised of his
                                                right   to   consult   with   an
                                                attorney  prior to signing  this
                                                Agreement  and  that he has been
                                                given a  period  of  twenty  one
                                                (21)   days   within   which  to
                                                consider  whether  to sign  this
                                                Agreement; and
                                    (f)         This    Agreement    shall    be
                                                revocable by  Brzustewicz  until
                                                expiration  of  the   Revocation
                                                Period.

16.      It is further agreed that  Brzustewicz  will not encourage any employee or former employee of Anicom in litigating claims or filing administrative charges against Anicom, and/or its parents, subsidiaries, affiliates, owners, agents, officers, directors, shareholders, or employees, unless required to provide testimony or documents pursuant to a lawful subpoena or as otherwise required by law. Further, Anicom shall not encourage the prosecution of any third party claims against Brzustewicz.
17. Both Brzustewicz and Anicom agree to keep the nature, terms, and conditions of this Agreement confidential. Anicom and Brzustewicz may disseminate the Agreement as necessary for internal administrative purposes, or as required by lawful subpoena, litigation discovery request, government-regulatory inquiry or request for information, and the parties may share information concerning the Agreement with their legal counsel and tax advisors as necessary for purposes of legal or tax advice. Anicom and Brzustewicz agree to instruct all individuals whom they inform of the nature, terms, and/or conditions of this Agreement, of the confidential nature of the Agreement. In response to any inquiry from third persons not otherwise referred to in this paragraph concerning this Agreement,

         Brzustewicz agrees to limit his response solely to a statement he has resigned and that the matter has been resolved or words of similar effect.
18. This Agreement and the attached Release of Claims shall be construed without regard to the identity of the person who drafted their provisions and their provisions shall be construed as if each of the parties participated in its drafting. Any rules of construction that a document is to be construed against the drafting party shall not apply to this Agreement.
19. Brzustewicz states that he has read and understands that this Agreement and the attached Release of Claims is meant as a settlement and release, releasing Anicom from any and all claims he may have against it other than the Surviving Claims, that he voluntarily agrees to the terms herein, that he knowingly and willingly intends to be legally bound by the same, that he was given adequate opportunity to consider this Settlement Agreement and Release of Claims, and that the terms and conditions hereof were determined by negotiation between Brzustewicz and Anicom.
20. Brzustewicz acknowledges that any purported revocation of this Agreement must be in writing and signed by him, directed to Anicom's Vice President & General Counsel and received by Anicom's Vice President & General Counsel prior to the end of the Revocation Period.
21. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

22. If any action is brought to interpret or enforce any provision of this Agreement or the rights or obligations of any party to the Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs from the losing party in opposition.
23. No provisions of this Agreement may be modified, amended or terminated except by a written agreement executed by all of the parties to this Agreement.
24. This Agreement and the attached Release of Claims constitutes and contains the entire agreement and understanding between the parties concerning the subject matter of this Agreement, and supersedes all prior negotiations, proposed agreements and understandings, if any, between the parties.
25. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.
26. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
27. Each person executing this Agreement warrants and represents that he is duly authorized to execute the Agreement on behalf of and to legally bind, the party for whom he is signing.

                   [BALANCE OF PAGE LIFT BLANK INTENTIONALLY]



















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



         IN WITNESS WHEREOF, the Agreement is duly executed on the dates appearing below.

                                            ANICOM, INC.


Dated:________________________              By_______________________________
                                                     Donald C. Welchko,
                                                     Chief Financial Officer



                                            ROBERT BRZUSTEWICZ, SR.


Dated:________________________              _________________________________
                                            Robert Brzustewicz, Sr.































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